SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 26, 2007
PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 570-1000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     (e) On January 26, 2007, Phoenix Technologies Ltd. (the “Company”) and David L. Gibbs, the Company’s Sr. Vice President & General Manager, Worldwide Field Operations, agreed to amend the Severance and Change of Control Agreement dated as of July 25, 2006 by and between the Company and Mr. Gibbs (the “Agreement”). Such amendment provides that effective as of January 26, 2007, if Mr. Gibbs terminates his employment with the Company for Good Reason or the Company terminates Mr. Gibbs’ employment with the Company for a reason other than Cause, Disability or death on or after July 25, 2007 and within two months prior to or twelve months following a Change of Control, then 100% of any shares of restricted stock of the Company held by Mr. Gibbs shall vest and all associated rights of Company repurchase and forfeiture restrictions would lapse immediately. Mr. Gibbs shall also remain entitled to receive any and all benefits otherwise provided for by the Agreement prior to the amendment discussed above.
     All capitalized defined terms used but not defined in this Form 8-K have the meanings given in the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.
By:	/s/ Scott C. Taylor
Scott C. Taylor
Chief Administrative Officer, Senior Vice President and General Counsel

Date: January 31, 2007